Exhibit 5.1

August 26, 2011
FelCor Lodging Limited Partnership
545 E. John Carpenter Freeway, Suite 1300
Irving, Texas 75062

Re:	FelCor Lodging Limited Partnership
Registration Statement on Form S-4
Ladies and Gentlemen:
We have acted as counsel to FelCor Lodging Limited Partnership, a Delaware limited partnership (the “Company”), FelCor Lodging Trust Incorporated, a Maryland corporation and the sole general partner of the Company (“FelCor”), and the subsidiaries of the Company listed on Schedule I attached hereto (collectively, and together with FelCor, the “Guarantors”), in connection with the preparation and filing by the Company and the Guarantors with the Securities and Exchange Commission of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to (i) up to $525,000,000 aggregate principal amount of 6.75% Senior Secured Notes due 2019 (the “Exchange Notes”) of the Company to be issued under an Indenture, dated as of May 10, 2011, among FelCor Escrow Holdings, L.L.C. (“Escrow Sub”), a Delaware limited liability company, Wilmington Trust Company, as Trustee (the “Trustee”), Deutsche Bank Trust Company Americas, as Collateral Agent (the “Collateral Agent”) and Deutsche Bank Trust Company Americas, as Registrar and Paying Agent (the “Paying Agent”), as supplemented by that certain First Supplemental Indenture, dated as of May 23, 2011, among the Company, Escrow Sub, the Guarantors, the Trustee, the Collateral Agent and the Paying Agent (as supplemented, the “Indenture”), pursuant to an exchange offer (the “Exchange Offer”) by the Company described in the Registration Statement in exchange for a like principal amount of the issued and outstanding 6.75% Senior Secured Notes due 2019 (the “Initial Notes”) previously issued under the Indenture and (ii) the guarantees by the Guarantors (the “Guarantees”) of the Exchange Notes pursuant to the Indenture. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
We have examined originals or certified copies of such corporate, limited liability company and partnership records of the Company and the Guarantors and other certificates and documents of officials of the Company and the Guarantors, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed, certified or reproduced copies, that the Exchange Notes will conform to the specimen thereof we have reviewed and that the Exchange Notes will be duly authenticated in accordance with the terms of the Indenture. We have assumed the due authorization, execution, issuance and delivery of the Indenture by FelCor

1700 Pacific Avenue / Suite 4100 / Dallas, TX 75201-4675 / 214.969.2800 / fax: 214.969.4343 / www.akingump.com

FelCor Lodging Limited Partnership
August 26, 2011

Canada Co. and the company power and authority to guarantee the Exchange Notes by FelCor Canada Co. We have also assumed the due authorization, execution, issuance and delivery of the Indenture and authentication of the Initial Notes by the authenticating agent and that the Indenture is a valid and binding obligation of the Trustee, Collateral Agent and Paying Agent, enforceable against the Trustee, Collateral Agent and Paying Agent in accordance with its terms. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates or verbal confirmations, as applicable, of public officials and certificates of officers of the Company and the Guarantors, all of which we assume to be true, correct and complete.
Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Registration Statement has become effective under the Act and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Exchange Notes have been duly executed by the Company, duly authenticated by the authenticating agent in accordance with the terms of the Indenture, and issued and delivered by or on behalf of the Company in accordance with the terms of the Indenture against receipt of Initial Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, (i) the Exchange Notes will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and (ii) the Guarantees of the Guarantors will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.
The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.
We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions (“Laws”) of (i) the Laws of the State of New York; (ii) the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, and the Delaware Limited Liability Company Act; (iii) the General Corporation Law of the State of Maryland; (iv) the Texas Business Organizations Code; and (v) the federal securities Laws of the United States of America.

B.
The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (ii) general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law); (iii) securities laws and public policy underlying such laws with respect to rights to indemnification and contribution; and (iv) laws governing the waiver of stay, extension, or usury laws.

FelCor Lodging Limited Partnership
August 26, 2011

C.
This opinion letter is limited to the matters expressly stated herein and no opinion is to be inferred or implied beyond the opinion expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company, the Guarantors, or any other person or any other circumstance.

D.
In giving the opinions expressed in clauses (i) and (ii) above, insofar as those opinions relate to or are based upon, in part, the corporate status of the Company or the Guarantors, we are relying solely on verbal confirmations of good standing for each of the Company and the Guarantors.

We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.

Very truly yours,
/s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

Schedule I
SUBSIDIARY GUARANTORS

Name of Subsidiary Guarantor	State of Jurisdiction and Type of Entity
FelCor Canada Co.	Nova Scotia unlimited liability company
FelCor/CSS Holdings, L.P.	Delaware limited partnership
FelCor Copley Plaza, L.L.C.	Delaware limited liability company
FelCor Esmeralda (SPE), L.L.C.	Delaware limited liability company
FelCor Hotel Asset Company, L.L.C.	Delaware limited liability company
FelCor Lodging Holding Company, L.L.C.	Delaware limited liability company
FelCor/St. Paul Holdings, L.P.	Delaware limited partnership
FelCor St. Pete (SPE), L.L.C.	Delaware limited liability company
FelCor TRS Borrower 1, L.P.	Delaware limited partnership
FelCor TRS Borrower 4, L.L.C.	Delaware limited liability company
FelCor TRS Holdings, L.L.C.	Delaware limited liability company
Los Angeles International Airport Hotel Associates, a Texas limited partnership	Texas limited partnership
Madison 237 Hotel, L.L.C.	Delaware limited liability company
Royalton 44 Hotel, L.L.C.	Delaware limited liability company